SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Section 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 19, 2016, ExamWorks Group, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary ExamWorks, Inc., a Delaware corporation (“ExamWorks”), acquired 100% of the issued and outstanding shares of capital stock (the “Shares”) of Advanced Medical Reviews, Inc., a California corporation (“AMR”). The acquisition was completed pursuant to the terms of a Share Purchase Agreement (the “Purchase Agreement”) dated as of January 19, 2016, by and among AMR, ExamWorks, and the shareholders of AMR.

Pursuant to the Purchase Agreement, ExamWorks agreed to pay an all-cash purchase price (subject to adjustment as provided in the Purchase Agreement) for the Shares consisting of $30 million, and, additionally, up to an aggregate of $9.8 million in earnout payments to be made by ExamWorks based on a percentage of the revenues recognized from a new AMR client contract during the period from March 1, 2016 through February 28, 2017 and from March 1, 2017 through February 28, 2018. ExamWorks financed the transaction through available cash on hand as well as proceeds from its senior secured revolving credit facility.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the terms and the conditions of the Purchase Agreement filed as Exhibit 2.1 hereto, which is incorporated by reference herein. See Cautionary Statements below.

Item 7.01.	Regulation FD Disclosure

On January 19, 2016, the Company issued a press release announcing the completion of the AMR acquisition and other matters, a copy of which is furnished as Exhibit 99.1 hereto. The information contained in, or incorporated into this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Item 9.01.	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

Financial statements relating to the AMR acquisition are not included in this Current Report on Form 8-K, and if and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(b)           Pro Forma Financial Information

Pro forma financial information relating to the AMR acquisition is not included in this Current Report on Form 8-K, and if and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(d)           Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of January 19, 2016, by and among ExamWorks, Inc., Advanced Medical Reviews, Inc., Eytan Alpern, MD and Barak Mevorak MD*

99.1	Press Release dated January 19, 2016

*

Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.

Cautionary Statements

The Purchase Agreement has been included to provide investors with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The Purchase Agreement contains representations and warranties made by the parties to each other regarding certain matters.  The assertions embodied in the representations and warranties are as of specific dates and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts.  Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: January 20, 2016	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer and Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of January 19, 2016, by and among ExamWorks, Inc., Advanced Medical Reviews, Inc., Eytan Alpern, MD and Barak Mevorak MD*

99.1	Press Release dated January 19, 2016

*

Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.